Exhibit 10.3

September 10, 2020

Via email
Patrick Walsh
Town Sports International Holdings, Inc.
1001 U.S. North Highway 1-Suite 201
Jupiter, FL 33477

Re:	Stuart M. Steinberg, P.C.

Dear Patrick:

This letter will confirm that the Amended Engagement Letter Agreement dated May 1, 2017 between, Stuart M. Steinberg, P.C. and Town Sports International Holdings, Inc. ("TSI"), is amended as follows:

The Agreement with respect to paragraph 1, 2, 3 and 5 are deemed deleted and amended as follows:

1.                  Paragraph 1 and 2: The firm shall, for a period of sixty (60) days, provide transition services to any firm and/or firms engaged by TSI to perform the Duties previously provided. Such transition services shall not require the actual provision of the Duties described, shall be no more than five (5) hours per week and shall be purely advisory;

2.                  Paragraph 3: TSI will pay upon execution of this Agreement, the amount of $200,000 by wire transfer from TSI account in accordance with instructions attached;

3.                  All fees previously paid to the firm pursuant to the Amended Engagement Letter Agreement are deemed earned and/or an advance for the Duties described in paragraph 1 above.

4.                  All other terms of the Amended Engagement Letter Agreement to the extent not inconsistent with the above, are hereby incorporated in their entirety.

Yours truly,

Stuart M. Steinberg, P.C.

By:	/s/ Stuart M. Steinberg
Stuart M. Steinberg

AGREED AND ACCEPTED TO:

Town Sports International Holdings, Inc.

By:	/s/ Patrick Walsh
Patrick Walsh – Chief Executive Officer